SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

FEDFIRST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	0-54124	25-1828028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

565 Donner Avenue, Monessen, Pennsylvania 15062
(Address of principal executive offices) (Zip Code)

(724) 684-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 18, 2014, FedFirst Financial Corporation (the “Company”) sent a notice to participants in the First Federal Savings Bank Retirement Plan (the “Plan”) that transactions under the Plan will be suspended effective October 18, 2014. This notice indicated that, in order to allow the Plan’s recordkeeper to process merger consideration election forms in connection with the proposed merger of FedFirst Financial Corporation with and into CB Financial Services, Inc., there will be a blackout period that begins on October 18, 2014 and is expected to end October 31, 2014 (the “Blackout Period”). During the Blackout Period, participants in the Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type.

In connection with the foregoing, on September 18, 2014, the Company sent a notice to its Section 16 officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation Blackout Trading Restriction. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice sent on September 18, 2014 to FedFirst Financial Corporation’s Section 16 Officers and Directors regarding a Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDFIRST FINANCIAL CORPORATION
(Registrant)

Date: September 18, 2014	By:	/s/ Patrick G. O’Brien
Patrick G. O’Brien
President and Chief Executive Officer